SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.                    )
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☐	Preliminary Proxy Statement	☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.
APPLIED INNOVATION INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
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Applied Innovation Inc.
Notice of Annual Meeting of Stockholders
To Be Held
May 11, 2006
And
Proxy Statement
IMPORTANT
Please mark, sign and date your proxy and promptly return it in the enclosed envelope.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
2006 ANNUAL MEETING OF STOCKHOLDERS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
RELATED PARTY TRANSACTIONS
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
BOARD AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
ANNUAL REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COST OF SOLICITATION OF PROXIES
STOCKHOLDER PROPOSALS
OTHER MATTERS

Applied Innovation Inc.
5800 Innovation Drive
Dublin, Ohio 43016
(614) 798-2000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 11, 2006
April 12, 2006
To the Stockholders of Applied Innovation Inc.:
          NOTICE is hereby given that the Annual Meeting of Stockholders of Applied Innovation Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices located at 5800 Innovation Drive, Dublin, Ohio 43016, on Thursday, the 11th day of May, 2006, at 9:00 a.m., local time, for the following purposes:
1.	To elect two Class I directors, each for a three-year term expiring at the Annual Meeting of Stockholders in 2009.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.
          Owners of common stock of the Company of record at the close of business on March 23, 2006, will be entitled to vote at the meeting.
          Whether or not you plan to attend the meeting, please date, sign and mail the enclosed proxy in the envelope provided.
          A copy of the Annual Report of the Company for the year ended December 31, 2005, is enclosed herewith. Thank you for your cooperation and support.

By Order of the Board of Directors

Gerard B. Moersdorf, Jr.
Chairman of the Board of Directors

Applied Innovation Inc.
5800 Innovation Drive
Dublin, Ohio 43016
(614) 798-2000
April 12, 2006
PROXY STATEMENT
FOR
2006 ANNUAL MEETING OF STOCKHOLDERS
INTRODUCTION
          This Proxy Statement is furnished to the stockholders of Applied Innovation Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s offices located at 5800 Innovation Drive, Dublin, Ohio 43016, on May 11, 2006, at 9:00 a.m., local time, and at any adjournment thereof. The Proxy Statement and the enclosed proxy are being mailed to the stockholders on or about the date set forth above.
          All shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with each stockholder’s directions specified on the proxy or, in the absence of specific instructions to the contrary, will be voted in accordance with the Board of Director’s unanimous recommendations, which are FOR the election of Kenneth E. Jones and William H. Largent as Class I Directors of the Company and, at the discretion of the persons acting under the proxy, to transact such other business as may properly come before the meeting or any adjournment thereof. A proxy may be revoked, without affecting any vote previously taken, by written notice mailed to the Company (attention Julia A. Fratianne, Vice President, Chief Financial Officer and Treasurer) or delivered in person at the meeting, by filing a duly executed, later dated proxy, or by attending the meeting and voting in person. Proxies marked as abstaining will be treated as present for purposes of determining a quorum at the Annual Meeting, but will not be counted as voting on the item for which the abstention is noted. Proxies returned by brokers on behalf of shares held in street name will not be treated as present for purposes of determining a quorum for the Annual Meeting unless they are voted by the broker on at least one matter on the agenda. Such non-voted shares will not be counted as voting on any matter as to which a non-vote is indicated on the broker’s proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
Voting Rights
          Only stockholders of record at the close of business on March 23, 2006, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each stockholder is entitled to one vote for each share held. At March 23, 2006, the Company had outstanding 15,247,999 shares of common stock, $.01 par value. There are no cumulative voting rights in the election of directors.
Ownership of Common Stock by Principal Stockholders
          The following table sets forth information as of March 1, 2006 (except as noted below), relating to the beneficial ownership of common stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock.

Name of	Number of Shares		Percentage
Beneficial Owner(1)	Beneficially Owned(2)		of Class(3)
Gerard B. Moersdorf, Jr.	5,774,129	(4)	37.9%
Linda S. Moersdorf	2,122,779	(5)	13.9%
Systematic Financial Management, L.P.	1,099,122	(6)	7.2%
FMR Corp.	856,380	(7)	5.6%
Thomas G. Berlin	791,513	(8)	5.2%

(1)	The address of Gerard B. Moersdorf, Jr. is c/o Applied Innovation Inc., 5800 Innovation Drive, Dublin, Ohio 43016. The address of Linda S. Moersdorf is 7091 Oakstream Court, Worthington, Ohio 43235. The address for Systematic Financial Management, L.P. is 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor, Teaneck, New Jersey 07666. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. The address of Tom Berlin is Berlin Financial, Ltd., 1325 Carnegie Ave., Cleveland, Ohio, 44115.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

(3)	“Percentage of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on March 1, 2006, plus the number of shares such person has the right to acquire within 60 days of March 1, 2006.

(4)	Includes 1,062 shares held in Mr. Moersdorf, Jr.’s IRA and 5,000 shares which may be purchased under stock options exercisable within 60 days of March 1, 2006. Under the rules of the Securities and Exchange Commission, Mr. Moersdorf, Jr.’s beneficial ownership of 5,774,129 shares also includes 2,121,716 shares held directly by his former spouse, Linda S. Moersdorf, and 1,063 shares held by Linda S. Moersdorf in her IRA because he has been granted an irrevocable proxy to vote such shares. Mr. Moersdorf, Jr. disclaims ownership of these shares in which he has no pecuniary interest. Mr. Moersdorf, Jr. is also deemed to beneficially own 185,100 shares held by a Voting Trust for the benefit of Mr. Moersdorf, Jr.’s children because he has been granted the right to vote such shares as Trustee of the Voting Trust.

(5)	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2004, and Ms. Moersdorf’s Section 16(a) reports under the Securities Exchange Act of 1934, as amended.

(6)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006.

(7)	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2006, by FMR Corp. (“FMR”), Edward C. Johnson 3d, Fidelity Management & Research Company (“Fidelity”) and Fidelity Low Priced Stock Fund (“Fidelity Fund”). Fidelity is a wholly owned subsidiary of FMR and, as an investment advisor, deemed to beneficially own 856,380 shares or approximately 5.6% of the Company’s common stock as a result of acting as investment advisor to various investment companies including the Fidelity Fund, which is deemed to beneficially own 856,380 shares or approximately 5.6% of the Company’s common stock. Mr. Johnson, along with other members of the Johnson family, through their ownership of Class B voting common stock of FMR and the execution of a shareholders’ voting agreement, are deemed to be a controlling group under the Investment Company Act of 1940 with respect to FMR and, thus, Mr. Johnson is deemed to beneficially own 856,380 shares or 5.6% of the Company’s common stock.

(8)	Based on information contained in a Schedule 13D, filed with the Securities and Exchange Commission on October 26, 2005 by Thomas G. Berlin (“Mr. Berlin”), who is the managing member of the general partner of Berlin Capital Growth, L.P. (“Berlin Capital Growth”) and the managing member of various privately managed accounts (the “Privately Managed Accounts”). Mr. Berlin shares voting and dispositive power with Berlin Capital Growth, which holds 298,538 shares or approximately 2.0% of the Company’s common stock, and the Privately Managed Accounts, which collectively hold 491,513 shares or approximately 3.2% of the Company’s common stock.
Security Ownership of Management
          The following table sets forth, as of March 1, 2006 (except as noted below), the beneficial ownership of the Company’s common stock by each director, each of the Company’s executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.

	Number of Shares	Percentage
Name of Beneficial Owner	Beneficially Owned(1)	of Class(2)
Gerard B. Moersdorf, Jr.(3)	5,774,129	37.9%
Thomas R. Kuchler(4)	2,864	*
Eric W. Langille(5)	60,738	*
William H. Largent(6)	42,000	*
John F. Petro(7)	39,000	*
Angela R. Pinette(8)	6,000	*
Thomas W. Huseby(6)	44,000	*
Kenneth E. Jones(9)	5,000	*
Curtis A. Loveland(10)	69,600	*
Richard W. Oliver(11)	34,000	*
Alexander B. Trevor(6)	43,000	*
All directors and executive officers as a group (12 persons)(12)	6,120,331	39.4%

(1)	For purposes of the above table, a person is considered to “beneficially own” any shares with respect to which he exercises sole or shared voting or investment power or as to which he has the right to acquire the beneficial ownership within 60 days of March 1, 2006. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of that person’s household.

(2)	“Percentage of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on March 1, 2006, plus the number of shares such person has the right to acquire within 60 days of March 1, 2006. An “*” indicates less than 1%.

(3)	Includes 1,062 shares held in Mr. Moersdorf, Jr.’s IRA and 5,000 shares which may be purchased under stock options exercisable within 60 days of March 1, 2006. Under the rules of the Securities and Exchange Commission, Mr. Moersdorf, Jr.’s beneficial ownership of 5,774,129 shares also includes 2,121,716 shares held directly by his former spouse, Linda S. Moersdorf, and 1,063 shares held by Linda S. Moersdorf in her IRA because he has been granted an irrevocable proxy to vote such shares. Mr. Moersdorf, Jr. disclaims ownership of these shares in which he has no pecuniary interest. Mr. Moersdorf, Jr. is also deemed to beneficially own 185,100 shares held by a Voting Trust for the benefit of Mr. Moersdorf, Jr.’s children because he has been granted the right to vote such shares as Trustee of the Voting Trust.

(4)	Ownership of non-derivate shares is as of October 31, 2005, the date of Mr. Kuchler’s termination as the Company’s Vice President of Marketing. Mr. Kuchler’s stock options terminated on November 30, 2005.

(5)	Includes 59,000 shares which may be purchased under stock options exercisable within 60 days of March 1, 2006.

(6)	Includes 41,000 shares which may be purchased under stock options exercisable within 60 days of March 1, 2006.

(7)	Includes 39,600 shares which may be purchased under stock options exercisable within 60 days of March 1, 2006.

(8)	Includes 6,000 shares which may be purchased under stock options exercisable within 60 days of March 1, 2006.

(9)	Includes 5,000 shares which may be purchased under stock options exercisable within 60 days of March 1, 2006.

(10)	Includes 41,000 shares which may be purchased under stock options exercisable within 60 days of March 1, 2006 and 600 shares held in Mr. Loveland’s IRA.

(11)	Includes 32,000 shares which may be purchased under stock options exercisable within 60 days of March 1, 2006.

(12)	Includes 547,950 shares which may be purchased under stock options exercisable within 60 days of March 1, 2006.
ELECTION OF DIRECTORS
          The Board of Directors has designated Kenneth E. Jones and William H. Largent for election as Class I Directors of the Company, each to serve for a term of three years and until their successors are duly elected and qualified. Although there are currently three directorships in Class I held by Messrs. Jones, Largent and Oliver, Dr. Oliver has indicated to the Board of Directors that he is retiring from the Board. The Board of Directors has determined not to nominate a candidate for the third Class I directorship. The Board of Directors intends to reduce the Board size to six members following the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named, which is two.
          The shares represented by the enclosed proxy, if returned duly executed and unless instructions to the contrary are indicated thereon, will be voted FOR the nominees. If for any reason a nominee should not be a candidate for election at the time of the meeting, the proxies may be voted for a substitute nominee in the discretion of those named as proxies. The Board of Directors has no reason to believe that any nominee will be unavailable. The election of each nominee requires the favorable vote of a plurality of all votes cast by the holders of common stock. Abstentions and broker non-votes are not counted in the election of directors and thus have no effect.

          The Board of Directors recommends that the stockholders vote FOR the election of each nominee for Class I Director.
          The following table sets forth (i) the nominees for election as Class I Directors of the Company and (ii) the Class II and Class III Directors of the Company whose terms in office will continue. Each director has held the occupation indicated for more than the past five years unless otherwise indicated.
Nominees — Terms to Expire 2009 (Class I)

	Director
Name and Age	Continuously Since	Principal Occupation

Kenneth E. Jones, 57	2005
President of Chesapeake Financial Advisors, Columbus, Ohio, an investment and financial consulting company, since April 2001. From 1993 to April 2001, Mr. Jones served as Vice President and Chief Financial Officer of Photonic Integration Research, Inc., an advanced fiber optic components manufacturer that was purchased by JDS Uniphase Corp. Prior to that, Mr. Jones was employed in various business development positions at Battelle Memorial Institute for seven years. Mr. Jones has also held several management positions for ABB Process Automation, Inc. (formerly AccuRay Corp.) and was Manager, Emerging Business Services for PricewaterhouseCoopers.

William H. Largent, 50	1999
Chief Executive Officer of the Company since January 2005 and President of the Company since March 2006. Mr. Largent also served as President from January 2005 until February 2006. Prior to his election as President and Chief Executive Officer, Mr. Largent served as a consultant for Largent Consulting LLC, Columbus, Ohio, a consulting firm he formed in June 2004. Mr. Largent continues to consult for Largent Consulting on a limited basis. Mr. Largent served as Chief Operating Officer and Chief Financial Officer of Aelita Software Corporation, Dublin, Ohio, a company that develops software for Fortune 1000 companies to manage e-business network infrastructures, from March 2001 to May 2004. From May 1999 to March 2001, Mr. Largent served as Chief Financial Officer and Treasurer of Plug Power Inc., Latham, New York, a designer and developer of on-site electricity generation systems. Mr. Largent served as the Company’s Senior Vice President of Operations and Chief Financial Officer from April 1997 to June 1999. Prior to joining the Company, Mr. Largent served as the Executive Vice President and Chief Financial Officer of Metatec Corporation, an information services company engaged in optical disc manufacturing and distribution, software development and network services, from 1993 to 1997.

Continuing Directors — Terms to Expire 2007 (Class II)

	Director
Name and Age	Continuously Since	Principal Occupation

Thomas W. Huseby, 67	1996	Retired as a director of AT&T Network Systems, now Lucent Technologies. His experience includes a wide range of manufacturing, development and research activities.

Curtis A. Loveland, 59	1991
Partner, Porter, Wright, Morris & Arthur LLP, Attorneys at Law, since 1979 and Secretary of the Company since April 1992. Mr. Loveland is also a director of Rocky Shoes & Boots, Inc., which has a class of equity securities registered pursuant to the Securities Exchange Act of 1934.

Continuing Directors — Terms to Expire 2008 (Class III)

	Director
Name and Age	Continuously Since	Principal Occupation

Gerard B. Moersdorf, Jr., 53	1986
Chairman of the Board of the Company since 1986. Mr. Moersdorf, Jr. served as the Company’s President, Chief Executive Officer and Treasurer from 1986 to 2000 and as the Company’s President and Chief Executive Officer from August 2002 to January 2005.

Alexander B. Trevor, 60	1997
President of Nuvocom Inc., Columbus, Ohio, a computer technology consulting company, since 1996. Previously, Mr. Trevor was Executive Vice President and Chief Technology Officer of CompuServe Incorporated from 1983 to 1996. Prior to 1983, Mr. Trevor was employed in various other positions at CompuServe Incorporated, including Vice President of Computer Technology and Executive Vice President of Network Services.

Information Concerning the Board of Directors and Corporate Governance
          The Board of Directors of the Company had a total of six meetings during 2005. No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and the meetings of any committees of the Board of Directors on which the director served.
          Upon consideration of the criteria and requirements regarding director independence set forth in the rules of the National Association of Securities Dealers, Inc. (“NASD”), the Board of Directors has determined that a majority of its members are independent. Specifically, the Board has determined that each of Messrs. Huseby, Jones, Loveland, Oliver, and Trevor meets the standards of independence established by NASD Rule 4200(a)(15).
          In 2005, the Board of Directors had an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.
          The Audit Committee is currently comprised of Messrs. Jones (Chairman), Huseby and Trevor. Mr. Jones became a member and Chairman of the Audit Committee on February 11, 2005, the day on which he was elected to fill a vacancy on the Company’s Board of Directors. The Audit Committee only consisted of two members, Messrs. Huseby and Trevor, between January 24, 2005 and February 11, 2005, as a result of Mr. Largent’s resignation from the Audit Committee in connection with his election as President and Chief Executive Officer of the Company on January 24, 2005. From August 3, 2004 to January 23, 2005, the Audit Committee consisted of Messrs. Largent (Chairman), Huseby and Trevor.
          The Board of Directors has determined that each of Messrs. Jones, Huseby and Trevor is independent as independence is defined in NASD Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and that the Audit Committee composition meets the requirements of NASD Rule 4350(d)(2). The Board of Directors has determined that Mr. Jones meets the requirements of a “financial expert” as set forth in Section 401(h) of Regulation S-K promulgated by the SEC.
          The Audit Committee oversees and monitors management’s and the independent registered public accounting firm’s participation in the accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee has the responsibility to appoint, compensate, retain and oversee the work of the independent registered public accounting firm and to consult with such firm and the appropriate officers of the Company on matters relating to independence of the independent registered public accounting firm, corporate financial reporting, accounting procedures and policies, adequacy of financial accounting and operating controls, and the scope of audits. The Audit Committee is governed by an Audit Committee Charter, which is posted on the Company’s website at www.AppliedInnovation.com. The Audit Committee met eight times during 2005. For further information on the Audit Committee, see “Board Audit Committee Report” on page 19.
          The Compensation Committee is currently comprised of Messrs. Trevor (Chairman) and Oliver. Mr. Riedel resigned from the Board of Directors and the Compensation Committee effective November 4, 2005. During the time period of August 2, 2004 to November 4, 2005, the date of Mr. Riedel’s resignation, the Compensation Committee consisted of Messrs. Trevor (Chairman), Oliver and Riedel. The Board of Directors has determined that each of Messrs. Trevor and Oliver is independent as independence is defined in NASD Rule 4200(a)(15).

          The Compensation Committee has the authority and responsibility to determine and administer the Company’s compensation policies, to establish the salaries and bonus award formulas of executive officers and to grant awards under the Company’s 2001 Stock Incentive Plan and the Company’s Amended and Restated 1996 Stock Option Plan. The Compensation Committee is governed by a Compensation Committee Charter, which is posted on the Company’s website at www.AppliedInnovation.com. The Compensation Committee met three times during 2005. For further information on the Compensation Committee, see “Board Compensation Committee Report on Executive Compensation” on page 16.
          The Nominating and Corporate Governance Committee is currently comprised of Messrs. Loveland (Chairman), Oliver and Trevor. Dr. Oliver replaced Mr. Largent on the Nominating and Corporate Governance Committee after Mr. Largent’s resignation from the committee in connection with his election as President and Chief Executive Officer of the Company on January 24, 2005. From August 3, 2004 to January 24, 2005, the Nominating and Corporate Governance Committee consisted of Messrs. Loveland (Chairman), Largent and Trevor.
          The Board of Directors has determined that each of Messrs. Loveland, Oliver and Trevor is independent as independence is defined in NASD Rule 4200(a)(15). The Nominating and Corporate Governance Committee is governed by a Nominating and Corporate Governance Committee Charter, which is posted on the Company’s website at www.AppliedInnovation.com.
          The Nominating and Corporate Governance Committee oversees the director nomination process. The Nominating and Corporate Governance Committee has responsibility to identify and recommend individuals qualified to become directors. When considering potential candidates, the Nominating and Corporate Governance Committee reviews the candidate’s character, judgment, skills, integrity and experience in the context of the needs of the Board of Directors. The Nominating and Corporate Governance Committee considers the recommendations of stockholders regarding potential director candidates. In order for stockholder recommendations regarding possible director candidates to be considered by the Nominating and Corporate Governance Committee:
•	such recommendations must be provided to the Nominating and Corporate Governance Committee c/o Applied Innovation Inc., 5800 Innovation Drive, Dublin, Ohio 43016, in writing at least 120 days prior to the date of the next scheduled annual meeting;

•	the nominating stockholder must meet the eligibility requirements to submit a valid stockholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

•	the stockholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidate.
          The Nominating and Corporate Governance Committee also has the responsibility to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company and to formulate, administer and oversee the Company’s Code of Business Conduct and Ethics. The Nominating and Corporate Governance Committee met one time during 2005. All Nominating and Corporate Governance Committee members attended this meeting.
          The Company’s Board of Directors welcomes communications from stockholders. Stockholders may send communications to the Board of Directors, or to any Director in particular, c/o Applied Innovation Inc., 5800 Innovation Drive, Dublin, Ohio 43016. Any correspondence addressed to the Board of Directors or to any one of the Company’s Directors in care of the Company’s offices will be forwarded to the addressee without review by management.
          It is the Company’s expectation that all members of the Board of Directors attend the Annual Meeting of Stockholders. All members of the Company’s Board of Directors were present at the Company’s 2005 Annual Meeting of Stockholders.
Compensation of Directors
          Each non-employee director receives $1,500 for each Board of Directors meeting attended and $750 for each committee meeting attended, provided such committee meeting was not on the same day as a Board of Directors meeting, and provided that such fees are reduced to $500 per meeting for telephonic board and telephonic committee meetings that last less than two hours.
          The chair of the Audit Committee receives a $4,000 annual retainer and the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each receive a $2,000 annual retainer.
          Non-employee directors of the Company are eligible to receive stock options under the 2001 Stock Incentive Plan on terms approved by the Board of Directors. Pursuant to this provision, on January 1, 2005, Thomas W. Huseby, William H. Largent, Curtis A. Loveland, Richard W. Oliver, John D. Riedel, and Alexander B. Trevor each received an option to purchase 5,000 shares of the Company’s common stock, exercisable on January 1, 2006, and at any time for a period of nine years from January 1, 2006, at a price of $3.47 per share. On February 11, 2005, Gerard B. Moersdorf, Jr. and Kenneth E. Jones each received an option to purchase 5,000 shares of the Company’s common stock, exercisable on February 11, 2006, and at any time for a period of nine years from February 11, 2006, at a price of $3.42 per share. Additionally, on December 30, 2005, Thomas W. Huseby, Kenneth E. Jones, Curtis A. Loveland, Gerard B. Moersdorf, Jr., Richard W. Oliver and Alexander B. Trevor each received an option to purchase 5,000 shares of the Company’s common stock, exercisable on December 30, 2006, and at any time for a period of nine years from December 30, 2006, at a price of $3.25 per share. No other stock option grants were made to non-employee directors during 2005.
Executive Officers
          The executive officers of the Company are elected annually by the Board of Directors and serve at the pleasure of the Board. In addition to William H. Largent, President and Chief Executive Officer, the following persons are executive officers of the Company.
          JULIA A. FRATIANNE, age 43, joined the Company in December 2005 and serves as Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, Ms. Fratianne served as the Chief Financial Officer and Treasurer of Kahiki Foods, Inc., a maker of frozen Asian food products, from March 2004 to December 2005. Prior to her service with Kahiki Foods, Inc., Ms. Fratianne served in various finance positions at Inoveris, LLC (successor to Metatec, Inc.), a CD-Rom manufacturer and logistics company, from 1987 to December 2003, including as Vice President, Finance, Secretary and Treasurer from May 1997 to October 1998, and as Vice President, Finance and Administration from October 1998 to December 2003.

          ERIC W. LANGILLE, age 47, has served as Senior Vice President of Operations and Services since his election in February 2006. Prior to his election, Mr. Langille served as Vice President of Operations and Services from August 2002 until February 2006, Vice President of Operations from April 2001 to August 2002, and Director of Manufacturing of the Company from January 1995 to April 2001. Prior to joining the Company, Mr. Langille was Vice President of Manufacturing at Plexus Corporation, a leading contract manufacturing organization.
          JOHN F. PETRO, age 56, has served as the Company’s Chief Technology officer since December 2005. Prior to his promotion, Dr. Petro served as the Company’s Vice President of Engineering since joining the Company in May 2002. Prior to joining the Company, Dr. Petro served as Chief Technology Officer of Mobile Technology Group from November 2001 to March 2002, Vice President of Engineering at Bonita Software, Inc., a provider of client/server middleware for the wireless enterprise market, from August 2000 to October 2001, and Vice President of Engineering for ReadyCom, Inc., a voice messaging company, from November 1997 to July 2000. Prior to joining ReadyCom, Dr. Petro spent three years as Director of ATM switch development for Fujitsu Network Communications and prior thereto was with Northern Telecom for 12 years. Dr. Petro has a Ph.D. degree in Mathematics from Temple University.
          ANGELA R. PINETTE, age 42, has served as Vice President of Sales and Marketing since December 2005, and prior to that served as Vice President of Sales since joining the Company in October 2004. Prior to joining the Company, Ms. Pinette served as Vice President of Sales for the Americas at ADC Telecommunications, Inc., a supplier of communications infrastructure solutions and services, from November 2003 to September 2004. Prior to joining ADC Telecommunications, Ms. Pinette was Director of Segment Marketing from October 2001 to January 2003 and Vice President of Software Sales for Emerging Markets from January 2000 to September 2001 at Lucent Technologies, a telecommunications systems and service provider. Prior to her positions at Lucent Technologies, Ms. Pinette served in a variety of roles at AT&T. Ms. Pinette began her career at Bell Laboratories after receiving a bachelor’s degree in electrical engineering from Northeastern University.

Executive Compensation
          The following table sets forth certain information regarding compensation paid during each of the Company’s last three fiscal years to the Company’s Chief Executive Officer and the next four highest paid executive officers of the Company (the “named executive officers”) whose combined salary and bonus exceeded $100,000 for the year ended December 31, 2005.
SUMMARY COMPENSATION TABLE

	Annual Compensation
Name and	Fiscal			Other Annual		All Other
Principal Position	Year	Salary	Bonus	Compensation	Options #	Compensation(1)
Gerard B. Moersdorf, Jr.(2)	2005	$24,962	—	—	10,000	$325,249
Chairman	2004	$323,481	—	—	15,000	$6,500
	2003	$301,154	$15,000	—	25,000	$6,000

William H. Largent(3)	2005	$164,904	$74,207	—	5,000	$2,221
President and Chief Executive Officer

Thomas R. Kuchler(4)	2005	$142,199	—	—	—	$63,332
Former Vice President of	2004	$161,231	—	—	15,000	$5,398
Marketing	2003	$139,062	$13,777	—	20,000	$4,133

Eric W. Langille	2005	$173,056	$77,875	—	—	$4,393
Senior Vice President of	2004	$173,824	—	—	15,000	$5,818
Operations and Services	2003	$163,027	$15,000	—	20,000	$4,305

John F. Petro	2005	$173,056	$77,875	—	—	$4,593
Chief Technology Officer	2004	$173,824	—	—	15,000	$4,989
	2003	$163,027	$15,000	—	20,000	$4,603

Angela R. Pinette(5)	2005	$159,998	$80,000	—	—	$4,800
Vice President of Sales and	2004	$40,000	$15,030	—	30,000	$5,146
Marketing

(1)	Represents the amount of the Company’s match to its 401(k) Plan and Trust. The figure for Mr. Moersdorf, Jr. in 2005 also includes $299,538 of severance payments in 2005 under his employment agreement and $24,962 of severance payments that were made in January of 2006. The figure for Mr. Kuchler also includes $30,769 of severance paid in 2005 under his employment agreement and $28,309 of severance that was accrued as of December 31, 2005, and was to be paid in 2006.

(2)	Mr. Moersdorf, Jr. served as the Company’s President and Chief Executive Officer from August 14, 2002 until January 24, 2005.

(3)	Mr. Largent became the Company’s Chief Executive Officer on January 24, 2005.

(4)	Mr. Kuchler was terminated on October 31, 2005, and had served as the Company’s Vice President of Marketing since December 4, 2003, and prior to that was employed by the Company since February 11, 2002.

(5)	Ms. Pinette became the Company’s Vice President of Sales on October 4, 2004.

Employment Agreements
          The Company entered into employment agreements with the following named executive officers of the Company on the dates indicated: Mr. Largent on February 11, 2005, Mr. Langille on November 14, 2001, Ms. Pinette on October 4, 2004, and Dr. Petro on May 20, 2002. The employment agreements are “at will” and, therefore, do not have a stated term.
          Each of these employment agreements provides for a minimum base salary, plus any increases in base compensation as may be authorized by the Board of Directors. The employment agreements also provide for each executive’s continued participation in the Company’s bonus plan, employee benefit programs and other benefits as described in the employment agreements.
          In the event of termination of employment (i) by reason of death or disability (as defined in the employment agreements); (ii) by the Company for cause (as defined in the employment agreements); or (iii) by the executive for any reason, the Company shall provide payment to the executive of the earned but unpaid portion of the executive’s base salary through the termination date.
          In the event of termination of employment by the Company without cause, the Company will pay to the executive (i) the earned but unpaid portion of the executive’s base salary through the termination date, (ii) base salary for an additional six months in the case of Messrs. Langille and Petro and Ms. Pinette, and (iii) the prorated portion of any bonus earned in the case of Mr. Largent. In addition, if the Company enters into certain types of transactions prior to Mr. Largent’s termination by the Company without cause, and a change in control (as defined in his employment agreement) occurs within six months of such termination as a result of having entered into such transaction, then Mr. Largent is entitled to certain change in control severance benefits described below.
          Under the employment agreement for Mr. Largent, in the event of a change in control (as defined in his employment agreement) of the Company, Mr. Largent shall be entitled to two times his base salary in effect at the date of the change in control, regardless of whether or not his employment terminates at such time, payable on the date of the change in control if the circumstances of the change in control are known by the Company in advance and otherwise payable within three business days after the change in control. In addition, all of Mr. Largent’s stock options and restricted stock awards shall become 100% vested (and thereafter be exercisable in accordance with such governing stock option or restricted stock agreements and plans).
          Under the employment agreements for Messrs. Langille and Petro and Ms. Pinette, the Company also must pay severance benefits, under certain circumstances, in the event of a change in control (as defined in the employment agreements) of the Company. The employment agreements provide that if (i) the executive is terminated by the Company for any reason other than for cause (as defined in the employment agreements) following a change in control; or (ii) the executive terminates his or her employment for good reason (as defined in the employment agreements) in the 12 month period following a change in control, then the Company must pay the earned but unpaid portion of his or her base salary, plus one times the executive’s current annual compensation (as defined in the employment agreements). In addition, vesting of the executive’s stock options and restricted stock awards shall accelerate by 24 months plus an additional 12 months for each year that the executive has been employed by the Company (and thereafter be exercisable in accordance with such governing stock option or restricted stock agreements and plans), and the Company shall maintain certain fringe benefits as provided in the employment agreements.
          The employment agreements also contain non-competition and non-solicitation covenants. These covenants, as described in the employment agreements, are effective during employment and for a period of 12 months following termination of employment.

          The Company also previously had employment agreements with Messrs. Moersdorf, Jr., the Company’s Chairman and former President and Chief Executive Officer, and Kuchler, the Company’s former Vice President of Marketing. Mr. Moersdorf’s employment agreement terminated on January 24, 2005, the date on which Mr. Moersdorf, Jr. resigned pursuant to a letter agreement with the Company, and Mr. Kuchler’s employment agreement terminated on October 31, 2005, the date on which he was terminated by the Company without cause. Under the terms of the letter agreement with Mr. Moersdorf, Jr., the Company agreed to treat his resignation as a termination by the Company without cause. As a result, Mr. Moersdorf was paid 12 months severance. Mr. Kuchler is being paid 6 months severance as a result of being terminated by the Company without cause under his employment agreement.
OPTION GRANTS IN LAST FISCAL YEAR
     The following table provides certain information regarding stock options granted during 2005 to each of the executive officers named in the Summary Compensation Table.

Individual Grants
		(c)			(f)
		% of Total			Potential Realizable Value
	(b)	Options	(d)		At Assumed Annual Rates
	Options	Granted To	Exercise	(e)	Of Stock Price Appreciation
(a)	Granted	Employees In	Price	Expiration	For Option Term(1)
Name	(#)	Fiscal Year	($/Sh)	Date	5%($)	10%($)
Gerard B. Moersdorf, Jr.	5,000	7.8%	$3.42	—	$10,754	$27,253

	5,000	7.8%	$3.25	—	$10,220	$25,898

William H. Largent	5,000	7.8%	$3.47	—	$10,911	$27,651

Thomas R. Kuchler	—	—	—	—	—	—

Eric W. Langille	—	—	—	—	—	—

John F. Petro	—	—	—	—	—	—

Angela R. Pinette	—	—	—	—	—	—

(1)	The amounts under the columns labeled “5%($)” and “10%($)” are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company’s common stock. Such amounts are based on the assumption that the option holders hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Company’s common stock.

AGGREGATED OPTION EXERCISES AND FISCAL
YEAR-END OPTION VALUE TABLE
          The following table provides certain information regarding the value of stock options at December 31, 2005, held by the Company’s executive officers named in the Summary Compensation Table.

			Number of Securities		Value of Unexercised
	Shares	Value	Underlying Unexercised		In-the-Money Options at
	Acquired on	Realized	Options at Fiscal Year End		Fiscal Year End ($)(1)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Gerard B. Moersdorf, Jr.	10,000	$3,600	—	10,000	—	$300

William H. Largent	—	—	45,000	5,000	$2,520	—

Thomas R. Kuchler(2)	—	—	—	—	—	—

Eric W. Langille	—	—	52,000	33,000	$2,240	$3,360

John F. Petro	—	—	32,000	38,000	$2,240	$3,360

Angela R. Pinette	—	—	6,000	24,000	$1,980	$7,920

(1)	Represents the total gain which would have been realized if all in-the-money options held at fiscal year-end had been exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and per share fair market value at year-end. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

(2)	Mr. Kuchler’s options terminated on November 30, 2005.
EQUITY COMPENSATION PLAN INFORMATION
          The table on the following page sets forth additional information as of December 31, 2005, concerning shares of the Company’s common stock that may be issued upon the exercise of options and other rights under the Company’s existing equity compensation plans and arrangements, divided between plans approved by the Company’s stockholders and plans or arrangements not submitted to the Company’s stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants and other rights.

Number of securities
remaining available for
	Number of Securities to		issuance under equity
	be issued upon exercise	Weighted-average exercise	compensation plans
	of outstanding options,	price of outstanding	(excluding securities
	warrants and rights	options, warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,272,400	$6.38	2,325,460

Equity compensation plans not approved by security holders	—	—	—

Total	1,272,400	$6.38	2,325,460

(1)	Equity compensation plans approved by stockholders include the 2001 Stock Incentive Plan, the Amended and Restated 1996 Stock Option Plan and the Employee Stock Purchase Plan.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          During 2005, the members of the Compensation Committee included Messrs. Trevor (Chairman), Oliver and Riedel. None of these members was an executive officer or employee of the Company or its subsidiaries during or prior to his service as a member of the Compensation Committee.
RELATED PARTY TRANSACTIONS
          Mr. Largent is a majority owner of Largent Consulting LLC, which the Company has engaged to provide consulting services at a rate of $30 per hour, not to exceed $20,000 annually. All consulting services under this arrangement will be performed by Mr. Largent’s son, Justin Largent. During 2005, Largent Consulting’s fees for services rendered to the Company were $750.
          Mr. Loveland, a director and Secretary of the Company, is a partner in the law firm of Porter, Wright, Morris & Arthur LLP, which firm serves as general counsel to the Company.
          The Company believes that the terms of the arrangement set forth above are no less favorable to the Company than a similar arrangement which might have been entered into with an unrelated party.
          The following Board Compensation Committee Report on Executive Compensation, Performance Graph and Board Audit Committee Report will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
          The Compensation Committee has the authority and responsibility to determine and administer the Company’s compensation policies, to establish the salaries and bonus award formulas of executive officers and to grant awards under the Company’s 2001 Stock Incentive Plan and the Company’s Amended and Restated 1996 Stock Option Plan. In general, compensation is designed to attract and retain qualified key executives, reward individual performance, align performance with Company goals and objectives and enhance stockholder value.
          The Company has entered into employment contracts with each of the Company’s executive officers. The base salaries under these employment contracts are subject to review by the Compensation Committee and may be increased periodically. Base salary was reviewed in light of the Committee’s perception of individual performance and performance of the Company as a whole. No specific weight was given to any certain factor in the evaluation of an executive officer’s base salary. Base salaries for executive officers were not increased in 2005. As a result, Mr. Moersdorf, Jr.’s annual compensation rate remained at $324,500 per year, until his resignation as Chief Executive Officer on January 24, 2005. The annual base salary for Mr. Largent, the Company’s Chief Executive Officer, was set at $175,000, pursuant to the terms of his employment agreement with the Company.
          The 2005 Management Bonus Program (the “2005 Plan”) was adopted by the Compensation Committee in July 2005. The goal of the 2005 Plan was to focus management on profitable growth and diversification and to simplify the relationship between individual actions and Company goals. Under the 2005 Plan, each of Messrs. Largent, Dosch (the Company’s former Vice President, Chief Financial Officer and Treasurer, whose resignation was effective on September 9, 2005), Kuchler (the Company’s former Vice President of Sales, who was terminated on October 31, 2005), Langille and Petro, were eligible to receive a percentage of their base salaries (either 10%, 20%, 30%, 40%, 50% or 60%) conditioned upon the Company attaining certain adjusted operating income targets, then multiplied by a percentage (0% to 100%) dependent on the Company attaining one or more of five weighted revenue objectives (the “Revenue Objectives”). Adjusted operating income was defined as operating income exclusive of bonuses and restructuring charges. The five Revenue Objectives and their weighting were total revenue (70%); wireline revenue (10%); wireless revenue (10%); international revenue (5%); and government revenue (5%). Each executive officer must have been employed by the Company on December 31, 2005 to be eligible to receive any bonus under the Program, and as a result Messrs. Dosch and Kuchler received no bonus under the 2005 Plan.
          In 2005, the Company achieved adjusted operating income that resulted in Messrs. Largent, Langille and Petro receiving 50% of their bases salaries multiplied by 90% for the achievement of all Revenue Objectives except wireless revenue. In other words, each of Messrs. Largent, Langille and Petro received a bonus equal to 45% of their bases salaries ($74,207, $77,875 and $77,875 respectively).
          In addition, Ms. Pinette, the Company’s Vice President of Sales and Marketing, had the potential to earn the following bonuses: quarterly bonuses of $7,500 each based upon the Company attaining quarterly revenue targets; an annual bonus of $30,000 based upon the Company attaining an annual revenue target; and an annual bonus of $20,000 based upon Ms. Pinette meeting certain management based objectives (“MBOs”), which bonus plan was set upon Ms. Pinette’s hiring in October 2004. The Committee amended Ms. Pinette’s bonus opportunity in July 2005 so that if the Company has met its revenue plan for the nine months ending September 30, 2005, then Ms. Pinette would be paid 50% of the $30,000 annual revenue plan opportunity, with the final $15,000 dependent on attainment of the annual revenue target, and the Company’s President and Chief Executive Officer was given discretion to pay 50% of the $20,000 annual MBO bonus opportunity during the balance of calendar 2005 based on attainment of such agreed MBOs, with the remainder to be paid dependent on attainment of the MBOs for the year. Under Ms. Pinette’s bonus program, she earned a bonus of $80,000 in 2005.
          The Committee also awards stock options to executive officers from time to time to encourage share ownership and to give them a stake in the performance of the Company’s stock. The specific number of stock options granted to individual executive officers is determined by the Committee’s perception of relative contributions or anticipated contributions to overall corporate performance. Options to purchase 10,000 shares were granted to Mr. Moersdorf, Jr. and options to purchase 5,000 shares were granted to Mr. Largent during 2005; however, these option grants were for their board service as non-employee directors at the time of grant. No other options were granted to executive officers during 2005, except for options to purchase 30,000 shares that were granted to Ms. Fratianne upon the commencement of her employment in December 2005.
          The Budget Reconciliation Act of 1993 amended the Internal Revenue Code of 1986 to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a “covered employee” in excess of $1,000,000 per year. The Compensation Committee does not believe that this law will impact the Company because the current level of compensation for each of the Company’s executive officers is well below the $1,000,000 salary limitation.
          Compensation Committee: Alexander B. Trevor (Chairman) and Richard W. Oliver

PERFORMANCE GRAPH
          The following graph compares the dollar change in the cumulative total return performance of the Company’s common stock with that of the NASDAQ Stock Market — U.S. Index and the NASDAQ Telecommunications Index, both of which are published indexes. This comparison includes the period beginning December 31, 2000 through December 31, 2005. The Company’s common stock is traded on the NASDAQ National Market under the symbol “AINN.” The comparison of the cumulative total returns for each investment assumes that $100 was invested in the Company’s common stock on December 31, 2000, and in the respective index on December 31, 2000, and that all dividends were reinvested.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG APPLIED INNOVATION INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

BOARD AUDIT COMMITTEE REPORT
          The Audit Committee of the Board of Directors met eight times in 2005. The Audit Committee oversees and monitors management’s and the independent registered public accounting firm’s participation in the accounting and financial reporting processes and the audits of the financial statements of the Company. The full responsibilities of the Audit Committee are set forth in its written charter, as adopted by the Board of Directors.
          In fulfilling its responsibilities, the Audit Committee selected KPMG LLP as the Company’s independent registered public accounting firm. The Audit Committee also:
•	reviewed and discussed the audited financial statements with management;

•	discussed with KPMG LLP the matters required to be discussed by SAS 61, as may be modified and supplemented;

•	received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with KPMG LLP its independence; and

•	after review and discussions referred to in the three paragraphs above, recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.
          The Audit Committee provided guidance and oversight to the audit function of the Company including review of the organization, plans and results of this activity. Both the Chief Financial Officer and KPMG LLP were afforded the routine opportunity to meet privately with the Audit Committee and were encouraged to discuss any matters they desired. The Audit Committee also met with selected members of management and the independent registered public accounting firm to review financial statements (including quarterly reports), discussing such matters as the quality of earnings; estimates, reserves and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments whether or not recorded.
          In addition, the Audit Committee considered the quality and adequacy of the Company’s internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that the Audit Committee felt appropriate.
          Management has the responsibility for the preparation of the Company’s consolidated financial statements and KPMG LLP has the responsibility for the examination of those consolidated financial statements. The Company’s consolidated financial statements and the reports of KPMG LLP are filed separately in the Annual Report on Form 10-K and should be read in conjunction with this letter and review of the financial statements.
          Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities under the charter for the period ended December 31, 2005, were met and that the financial reporting and audit processes of the Company are functioning effectively.
          Audit Committee: Kenneth E. Jones (Chairman), Thomas W. Huseby and Alexander B. Trevor.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          KPMG LLP has served as the independent registered public accounting firm for the Company for the 2005 fiscal year and throughout the periods covered by the consolidated financial statements. Representatives of KPMG LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
          The following table sets forth the aggregate fees billed to the Company for the years ended December 31, 2005 and 2004, by the Company’s independent registered public accounting firm, KPMG LLP.

	2005		2004
Audit Fees	$144,000		$130,000
Audit-Related Fees	$2,000	(1)	$3,800	(2)
Tax Fees	$33,000	(3)	$44,500	(3)
All Other Fees	$0		$0

(1)	Consists of fees for additional services related to the Company’s response to an SEC comment letter.

(2)	Consists of fees for additional services related to quarterly reviews of the Company’s financial statements.

(3)	Consists of fees for services related to tax compliance and tax planning.
          The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm or other registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, that are approved by the Audit Committee prior to completion of the audit. No services were provided by KPMG LLP in 2005 that were approved by the Audit Committee under Securities and Exchange Commission Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus that are approved by the Audit Committee after such services have been performed and prior to completion of the audit).
ANNUAL REPORT
          The Company’s Annual Report to Stockholders for the year ended December 31, 2005, containing financial statements for such year and the signed opinion of KPMG LLP, independent registered public accounting firm, with respect to such financial statements, is being sent to stockholders concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material and management does not intend to ask, suggest or solicit any action from the stockholders with respect to such report.
          A copy of the Company’s Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission, is available without charge to stockholders upon request to: Julia A. Fratianne, Vice President, Chief Financial Officer and Treasurer, Applied Innovation Inc., 5800 Innovation Drive, Dublin, Ohio 43016, or may be obtained on-line from the Company’s website at www.AppliedInnovation.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and greater than 10% stockholders, to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports and written representations from reporting persons, the Company believes that all filing requirements were complied with during 2005.
COST OF SOLICITATION OF PROXIES
          The cost of this solicitation will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may solicit proxies personally or by telephone. The Company may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and the Company may reimburse such persons for their expenses in doing so.
STOCKHOLDER PROPOSALS
          Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Stockholders. Other proposals may be submitted by the Board of Directors or the stockholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a stockholder for inclusion in the Proxy Statement for the Annual Meeting of Stockholders to be held in 2007 must be received by the Company (addressed to the attention of the Secretary) on or before December 13, 2006. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at the Company’s 2007 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after February 26, 2007. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Delaware.
OTHER MATTERS
          The only business which management intends to present at the meeting consists of the matters set forth in this statement. Management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy holders will vote thereon in their discretion.
          All proxies received duly executed will be voted. You are requested to sign and date the enclosed proxy and mail it promptly in the enclosed envelope. If you later desire to vote in person, you may revoke your proxy, either by written notice to the Company, Attention: Julia A. Fratianne, or in person at the meeting, without affecting any vote previously taken.

BY ORDER OF THE BOARD OF DIRECTORS

Gerard B. Moersdorf, Jr.
Chairman and Founder

c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44101-4301

Vote by Telephone

Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh PA 15253.

Vote by Telephone
Call Toll-Free using a
touch-tone telephone:
1-888-693-8683

Vote by Internet
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cast your vote:
www.cesvote.com

Vote by Mail
Return your proxy
in the postage-paid
envelope provided

Vote 24 hours a day, 7 days a week.
If you vote by telephone or over the Internet, do not mail your proxy card.

è
Proxy card must be signed and dated below.
ò Please fold and detach card at perforation before mailing. ò

5800 INNOVATION DRIVE, DUBLIN, OHIO 43016
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — MAY 11, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned gives unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinion may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof. Any of said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all the powers of said attorneys and proxies hereunder.
The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, dated April 12, 2006, the Proxy Statement and the Annual Report of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

Dated:	2006.

Signature

Signature

Signature(s) shall agree with the name(s) printed on this proxy. If shares are registered in two names, both stockholders should sign this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT
If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to National City Bank, P.O. Box 535300, Pittsburgh, PA 15253, so that your shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.
ò    Please fold and detach card at perforation before mailing.    ò

APPLIED INNOVATION INC.	PROXY
THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.
The undersigned hereby appoints WILLIAM H. LARGENT, CURTIS A. LOVELAND, AND JULIA A. FRATIANNE, or any of them acting alone, my attorneys and proxies, with full power of substitution to each, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held on May 11, 2006, at 9:00 a.m., local time, at the Company’s offices located at 5800 Innovation Drive, Dublin, Ohio 43016, and at any adjournment thereof, with all of the powers I would have if personally present, for the following purposes:
The Board of Directors recommends a vote FOR the proposal below:
1. ELECTION OF CLASS I DIRECTORS

	(1) Kenneth E. Jones	(2) William H. Largent

☐	FOR all nominees listed above	☐ WITHHOLD AUTHORITY
	(except as marked to the contrary)	to vote for all nominees above.
(INSTRUCTIONS: Do not check “WITHHOLD AUTHORITY” to vote for only a certain individual nominee. To withhold authority to vote for any individual nominee, strike a line through the nominee’s name and check “FOR”).
2. TO TRANSACT such other business as may properly come before the meeting and any adjournment thereof.
(Continued and to be dated and signed on reverse side.)